UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2008

INTERNATIONAL RECTIFIER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7935	95-1528961
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

233 Kansas Street
El Segundo, California		90245
(Address of principal executive offices)		(Zip Code)

(310) 726-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(d) Election of Directors

A.            (1) On February 14, 2008, the Board of Directors (“Board”) of International Rectifier Corporation (the “Company”) elected Mr. Richard J. Dahl as a member of the Board.  Mr. Dahl was elected to the Class Two term of the Board, expiring at the Company’s 2008 annual meeting.

                Mr. Dahl is a director of IHOP Corp. and has served in that capacity since 2004.  Mr. Dahl is the Chairman of the Audit Committee of IHOP and was Chairman of the Special Committee of the Board formed to oversee IHOP’s successful bid to acquire Applebee’s International.  From 2002 to 2007, Mr. Dahl was employed by the Dole Food Company, Inc. (“Dole”) and served as a member of its Board of Directors.  Mr. Dahl held various executive level positions with Dole including President and Chief Operating Officer from 2004 to 2007, and Senior Vice President and Chief Financial Officer from 2002 to 2004.   Prior to his work at Dole, Mr. Dahl was President and Chief Operating Officer of Bank of Hawaii Corporation.  A copy of the press release announcing the election of Mr. Dahl is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by this reference.

                (2) There was and is no arrangement or understanding between Mr. Dahl and any other persons pursuant to which Mr. Dahl was selected as a director.

                (3) Mr. Dahl has been determined by the Board to be “independent” within the meaning of the New York Stock Exchange definition of that term.  The Board has expressed its intention to appoint Mr. Dahl to one or more committees of the Board at a later date.

                (4) There have been no transactions, and no transactions are proposed, by Mr. Dahl with related persons as defined by Item 404(a) of Regulation S-K.

                (5) Mr. Dahl will receive an annual retainer of $50,000, payable quarterly in arrears, and fees of $2000 for each Board meeting and $1000 for each committee meeting attended in person and $500 for each Board and committee meeting attended by telephone. He will receive an initial grant of 20,000 stock options, dated and at an exercise price per share equal to the closing price of a share of Company stock on the New York Stock Exchange on the third business day after the date on which the Company has filed all of its then-due financial reports with the Securities and Exchange Commission.   Mr. Dahl also will be entitled to the benefit of such other annual grants of stock options, incidental fees and reimbursement practices currently in place for the independent members of the Board.

B.            (1) On February 14, 2008, the Board elected Mr. Oleg Khaykin as a member of the Board.  Mr. Khaykin was elected to the Class Three term of the Board, expiring at the Company’s 2009 annual meeting.

                (2) Mr. Khaykin will become the Company’s President and Chief Executive Officer effective March 1, 2008, pursuant to the Employment Agreement, dated February 6, 2008, between the Company and Mr. Khaykin (the “Employment Agreement”). Other than the provision of the Employment Agreement that Mr. Khaykin be elected a director of the Company, there was no arrangement or understanding between Mr. Khaykin and any other person pursuant to which he was selected as a director. The Employment Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated and filed on February 11, 2008 and is incorporated herein by reference.

                (3) As an employee director, Mr. Khaykin will not be named to any Committees of the Board.

                (4) Other than the Employment Agreement, there have been no transactions, and no transactions are proposed, by Mr. Khaykin with related persons as defined by Item 404(a) of Regulation S-K.

                (5) The Employment Agreement sets out the compensation, incentives and other terms and conditions of Mr. Khaykin’s employment as President and Chief Executive Officer, and he is not entitled to any separate compensation or other arrangement as a result of his election as a director.

Item 7.01.           Regulation FD Disclosure.

On February 14, 2008, the Company issued a press release announcing the election of Richard Dahl and Oleg Khaykin as members of the Board.  A copy of the Company’s press release is attached as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 of this report on Form 8-K, including Exhibit 99.1, will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this report.  The furnishing of the information in this Item 7.01 of this report is not intended to and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material investor information that is not otherwise publicly available.

Item 9.01.           Financial Statements and Exhibits.

(d)                             Exhibits

Exhibit Number	Description
99.1	Press Release of International Rectifier Corporation, dated February 14, 2008, regarding the election of Richard Dahl and Oleg Khaykin as members of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL RECTIFIER
CORPORATION

Date: February 21, 2008	By	/s/ Donald R. Dancer
Donald R. Dancer,
Chief Executive Officer (acting)

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release of International Rectifier Corporation, dated February 14, 2008, regarding the election of Richard Dahl and Oleg Khaykin as members of the Board of Directors.